                     [LETTERHEAD OF CENTOCOR APPEARS HERE]

                                                                   Exhibit 10.15

October 9, 1997

                             [OFFER OF EMPLOYMENT]

Rick Bierly
3820 Terwood Drive
Doylestown, PA 18901

Dear Rick:

Centocor Diagnostics of PA, ("The Company") is pleased to offer you employment on the following terms and conditions:

     1) The title of your position will be Vice President and Chief Financial Officer. You will report directly to me, as an officer of Centocor Diagnostics of PA.

     2)   Salary:  You will be paid a salary at an annual rate of $170,000.00,
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          payable biweekly.  Your performance and salary will be reviewed annually.

     3)   Bonus: You will be eligible to participate in Centocor Inc.'s 1997
          -----
          Annual Cash Bonus program, which is dependent on the discretion of management. The amount of your bonus, which is targeted for 25% of your grade midpoint, is based upon Centocor Inc.'s performance, the overall performance of Centocor Diagnostics of PA, and your individual performance. For 1997, any bonus will be prorated for that portion of the period during which you were a Company employee. You must be a Company employee at the time of distribution to receive a bonus. The 1998 Centocor Diagnostics of PA Annual Cash Bonus program and the Stock Options program(s) will be developed and communicated at a later date.

     4)   One Time Cash Bonus: To assist you with any inconveniences, you will
          -------------------
          be paid $45,000.00 no later than March 31, 1998. This amount is subject to all income taxes.

     5)   Stock Options: Subject to approval by the Centocor Diagnostics of PA
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          Board of Directors, you will be granted options to purchase 55,000 shares of the Company's Common Stock at the price of the Initial Public Offering (IPO). Your right to exercise these options will vest according to the following schedule, provided you continue as a Centocor Diagnostics of PA employee until the indicated time after the Award date: 25% after 1 year, 1/48 for each subsequent month, to full vesting at four years.

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                     [LETTERHEAD OF CENTOCOR APPEARS HERE]
________________________________________________________________________________

Rick Bierly
Offer of Employment
Page two


     6)   Benefits:  You will be eligible to participate in Centocor Diagnostics
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          of PA comprehensive benefits package. These benefits, described in the enclosed employee benefits summary, include:

               .  Medical
               .  Dental
               .  Life Insurance
               .  Disability
               .  401(k) Savings Plan
               .  Dependent Care Reimbursement Account
               .  Vacation
               .  Holiday
               .  Tuition Reimbursement

          You should be aware that the Company's PPO medical plan provider has a coverage exclusion for medical conditions existing at the time of your hire.

          These benefits are subject to change from time to time at the Company's discretion. You may direct any questions regarding these benefit programs to the Employee Benefits Department.

     7)   Termination Provisions: If Centocor Diagnostics of PA terminates your
          ----------------------
          employment because of willful failure to perform, or dishonest conduct, Centocor Diagnostics of PA shall have no further obligation. If Centocor Diagnostics of PA terminates your employment for any reason other than those specified above (i.e., not for cause), Centocor Diagnostics of PA shall be obligated to pay you (at the same level of your base salary) on a bi-weekly basis for up to 6 months, or until such time that you have comparable employment, whichever time period is shorter.

     8)   Vacation: During any calendar year of your employment you will be
          --------
          entitled to four (4) weeks of paid vacation during that year. Vacation shall be prorated for any calendar year in which you were an employee for less than the full year.

                     [LETTERHEAD OF CENTOCOR APPEARS HERE]
________________________________________________________________________________

Rick Bierly
Offer of Employment
Page three


     9)   Acceptance of Employment: In order to accept this offer of employment
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          with Centocor Diagnostics of PA and to accept the conditions of the offer as described in this letter, you must complete and sign a copy of this letter and deliver it to Human Resources in advance of your start date. If you accept this offer of employment, your effective date of employment with Centocor Diagnostics of PA will be determined shortly thereafter.

     10)  Nature of Employment: Your employment with Centocor Diagnostics of PA
          --------------------
          is on an at-will basis which means that either you or Centocor Diagnostics of PA may terminate the employment relationship at any time with or without cause .


     11)  Orientation:  New employee orientation is held every Monday.  The
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          orientation consists of four parts: Welcome to Centocor, a benefits overview, a safety seminar and an automated systems overview. Materials essential to your employment at Centocor Diagnostics of PA are provided during this meeting. It is imperative that all new employees attend the orientation on the first Monday after beginning employment.

     Also, as a condition of your employment, you must agree to and sign the following documents:

          a. The Centocor Agreement with Respect to Inventions and Confidential Information,
          b.  The Employment Eligibility Verification Form I-9,
          c.  The Code of Legal and Ethical Conduct.

PLEASE BRING THESE FORMS WITH YOU TO THE HUMAN RESOURCES DEPARTMENT (BUILDING #3-200 GREAT VALLEY PARKWAY) AT 8:30 A.M. ON THE FIRST MONDAY AFTER BEGINNING EMPLOYMENT. YOU WILL BE REQUIRED TO PRESENT APPROPRIATE DOCUMENTATION TO VERIFY YOUR IDENTITY AND EMPLOYMENT ELIGIBILITY AS INDICATED ON "THE EMPLOYMENT ELIGIBILITY VERIFICATION FORM I-9" ENCLOSED WITH THIS LETTER. THE ORIENTATION SESSION WILL TAKE APPROXIMATELY 3 HOURS.

                     [LETTERHEAD OF CENTOCOR APPEARS HERE]
________________________________________________________________________________

Rick Bierly
Offer of Employment
Page four


This offer of employment will remain in effect until October 10, 1997 and is contingent upon the satisfactory completion of a pre-employment reference check(s). Upon acceptance, please sign and return a copy of this letter to me.

We are all very excited about the possibility of your joining Centocor Diagnostics of PA.

Sincerely yours,

/s/ R. James Danehy

R. James Danehy
President and Chief Executive Officer

Enclosures

AGREED TO AND ACCEPTED THIS 10th DAY OF OCTOBER, 1997.


/s/ Richard A. Bierly
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